UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2021

Mawson Infrastructure Group Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-52545	88-0445167
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Level 5, 97 Pacific Highway, North Sydney NSW Australia	2060
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code +61 02 8624 6130

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

Previous independent registered public accounting firm

On April 27, 2021, we dismissed Fahn Kanne & Co. Grant Thornton Israel (“Grant Thornton Israel”) as our independent accountants, and we have engaged LNP Audit and Assurance as our independent registered public accounting firm.

The reports of Grant Thornton Israel on our financial statements for the fiscal years ended December 31, 2020 and 2019 did not contain an adverse opinion or a disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles, except that the accountant’s reports of Grant Thornton Israel on our financial statements as of and for the fiscal years ended December 31, 2020 and 2019 stated that we have incurred net losses and negative cash flows from operations since our inception, and has not yet generated any material revenues and as of December 31, 2020, there is an accumulated deficit of $39,218 thousand and a stockholders’ deficit of $4,148 thousand, which conditions, along with other matters as set forth in Note 1bo the Financial Statements, raise substantial doubt about our ability to continue as a going concern.

The decision to change accountants from Grant Thornton Israel to LNP Audit and Assurance was approved by our board of directors.

During our fiscal years ended December 31, 2019 and 2020 and the subsequent interim period through April 27, 2021, the date of the dismissal of Grant Thornton Israel, we did not have any disagreement with Grant Thornton Israel on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

During that time, there were no “reportable events” as set forth in Item 304(a)(1) of Regulation S-K adopted by the Securities and Exchange Commission, except that the accountant’s reports of Grant Thornton Israel on our financial statements as of and for the fiscal years ended December 31, 2019 and 2020 stated that we have suffered losses from operations and have a working capital deficit, and that these conditions raise substantial doubt about our ability to continue as a going concern, Our board of directors have discussed these matters with Grant Thornton Israel, and we have authorized Grant Thornton Israel to respond fully to the inquiries of our successor accountant, LNP Audit and Assurance, concerning these matters.

We have provided Grant Thornton Israel with a copy of this report prior to its filing with the Commission. Grant Thornton Israel has provided a letter to us, dated April 27, 2021 and addressed to the Commission, which is attached hereto as Exhibit 16.1 and is hereby incorporated herein by reference.

New independent registered public accounting firm

On April 27, 2021, we engaged LNP Audit and Assurance as our independent registered public accounting firm for our fiscal year ended December 31, 2021. The decision to engage LNP Audit and Assurance as our independent registered public accounting firm was approved by our board of directors.

During the two most recent fiscal years and through the April 27, 2021, we have not consulted with LNP Audit and Assurance regarding either of the following:

1.	the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report was provided to us nor oral advice was provided that LNP Audit and Assurance concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or

2.	any matter that was either the subject of a disagreement (as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K and the related instructions thereto) or a reportable event (as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K).

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number	Description

16.1	Letter from Grant Thornton LLP on Change in Certifying Accountant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mawson Infrastructure Group Inc.

Date: April 27, 2021	By:	/s/ Or Eisenberg
Or Eisenberg
Chief Financial Officer

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